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                                                                      Exhibit 19
                               AXA Financial, Inc.
                       AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                            New York, New York 10104

                                                           Windy L. Lawrence
                                        Assistant Vice President and Counsel
                                                              Law Department

                                              February 20, 2007
Mr. Gerald M. Lieberman
c/o AllianceBernstein L.P.
1345 Avenue of the Americas
New York, NY  10105

Dear Mr. Lieberman:

         Pursuant to Sections 2.1 and 2.4.2 of the Purchase Agreement dated as of June 20, 2000 (the "Purchase Agreement") by and among AllianceBernstein L.P. (formerly called Alliance Capital Management L.P.) ("Alliance"), AXA
Financial, Inc. ("AXA Financial") and Sanford C. Bernstein Inc. relating to the purchase and sale of Buyer Units (except as otherwise stated, capitalized terms used herein shall have the same meaning as in the Purchase Agreement), AXA Financial hereby specifies Friday, February 23, 2007 as the Settlement
Date for the purchase of the Buyer Units subject to the Exercise Notice to AXA Financial and Alliance from SCB Inc. and SCB Partners Inc., dated
February 8, 2007, and hereby designates AXA Financial as the Designated Entity to purchase 8,160,000 Buyer Units subject to such Exercise Notice.

         In addition, please note that any notice you give under the Purchase Agreement to AXA Financial should be given to:

                                 Richard Dziadzio
                Executive Vice President and Chief Financial Officer
                           1290 Avenue of the Americas
                               New York, NY 10104
                               Fax: (212) 314-2016
                               Tel: (212) 314-4306
with copies to:
                                 Kevin R. Byrne
                    Senior Vice President and Chief Investment
		Officer and Treasurer
                           1290 Avenue of the Americas
                               New York, NY 10104
                               Fax: (212) 707-1504
                               Tel: (212) 314-4081

                                       and
                                 Stuart L. Faust
                Senior Vice President and Deputy General Counsel
                           1290 Avenue of the Americas
                               New York, NY 10104
                               Fax: (212) 707-1900
                               Tel: (212) 314-3843

Please call me if you have any comments.
                                                Sincerely yours,

                                                /s/ Windy L. Lawrence
                                               -------------------------------
                                                Windy L. Lawrence
cc:      Lawrence E. Cranch
         Adam Spilka
         Karen M. Applegate
         Kevin R. Byrne
         Stuart L. Faust
                                       38